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                                                                     EXHIBIT 5.1

                   (WINSTEAD SECHREST & MINICK PC LETTERHEAD)


June 4, 2003


MigraTEC, Inc.
11494 Luna Road, Suite 100
Dallas, Texas  75234

Gentlemen:


         We refer to the Registration Statement on Form SB-2 filed by MigraTEC, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on April 29, 2003, Amendment No. 1 thereto filed with the Commission on May 16, 2003 and Amendment No. 2 thereto filed with the Commission on June 4, 2003 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), for the purpose of registering under the Securities Act 128,403,941 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), 74,613,798 shares of which (the "Issued Shares") are presently issued and outstanding and 53,790,143 shares of which (the "Option and Warrant Shares") are issuable upon the exercise of presently outstanding stock options and warrants or the conversion of indebtedness, for possible future sale from time to time by the selling security holders identified as such in the Registration Statement (the "Selling Security Holders").


         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act.

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of the Certificate of Incorporation and Bylaws of the Company, as amended to date, resolutions and minutes of applicable meetings of the Board of Directors of the Company relating to the issuance of the Shares and the filing of the Registration Statement and specimen certificates for the Shares, together with such other documents, corporate records, certificates of public officials and of officers of the Company and other instruments of the Company as we have deemed relevant for the purposes of this opinion.

         For the purposes of expressing the opinion hereinafter set forth, we have assumed: (i) the genuineness of all signatures and documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the correctness and accuracy of all facts set forth in the documents referred to in this Opinion Letter; (v) the due authorization, execution, and delivery of and the validity and binding effect of all documents; and (vi) compliance both in the past and in the future with the terms of the agreements underlying the Issued Shares and the Option and Warrant Shares by the Company, the respective Selling Security Holders, the Board and any committees thereof.

         Based upon, and subject to the foregoing and the other qualifications and limitations stated in this Opinion Letter, we are of the opinion that the Shares have been duly authorized by the Company and the Issued Shares have been and the Option and Warrant Shares, if and when issued, sold and delivered in accordance with, as contemplated by and for the consideration described in the applicable agreements underlying the Option and Warrant Shares (which consideration shall be at least equal to the par value thereof), will be, validly issued, fully paid and nonassessable.

         Our opinions herein are limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and we do not express any opinion as to the applicability of or the effect thereon of the laws of any other jurisdiction. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                             Very truly yours,

                                             /s/ Winstead Sechrest & Minick P.C.

                                             WINSTEAD SECHREST & MINICK P.C.